Exhibit 99.1

Schnitzer Reports Second Quarter 2020 Financial Results

Strong Sequential Improvement in Operating Performance and Positive Operating Cash Flow

PORTLAND, Ore.--(BUSINESS WIRE)--April 2, 2020--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today reported results for its fiscal second quarter ended February 29, 2020.

The Company reported earnings per share from continuing operations for the quarter of $0.14 and adjusted earnings per share of $0.31, a strong sequential improvement from the first quarter reported and adjusted loss per share of $0.26 and $0.17, respectively. Prior year second quarter reported and adjusted earnings per share from continuing operations were $0.46 and $0.50, respectively.

Auto and Metals Recycling (AMR) achieved operating income in the second quarter of $19 million, or $23 per ferrous ton, a significant improvement from an operating loss of $2 million in the first quarter. Cascade Steel and Scrap (CSS) achieved operating income in the second quarter of $4 million, in-line sequentially.

“Our strong second quarter results reflect the resiliency of our operations and the ability of our team to navigate well during an improving but still volatile quarter,” said Tamara Lundgren, Chairman and Chief Executive Officer. “Both divisions achieved higher sales volumes and benefited from strong execution of the productivity initiatives we implemented during the quarter. In addition, our strong focus on working capital management enabled us to deliver positive operating cash flow notwithstanding higher prices for raw materials.”

“During the COVID-19 national emergency, our facilities have continued operating, reflecting our inclusion in the critical infrastructure sector, as defined by the U.S. Department of Homeland Security. We have implemented additional steps to protect our employees and visitors to our sites and, where possible, our employees are working remotely. While near-term market conditions, including commodity prices and customer demand, remain subject to significant uncertainty and volatility, we have a strong balance sheet with low net leverage and significant cash on hand to weather declines in demand,” she added.

The Company also announced that it will transition from its multi-divisional organizational structure to a functionally-based, integrated operating model. The Company will consolidate its operations, sales, services and other functional capabilities at an enterprise level. This new structure will result in a more agile organization and solidify the productivity improvement and cost reduction initiatives announced at the start of this fiscal year that have been substantially implemented. The Company expects to transition to the new operating model during the remainder of fiscal 2020 and to report its financial results in a single segment commencing with the first quarter of fiscal 2021.

In a separate announcement, the Company today also announced Board leadership changes, including the appointment of Ms. Lundgren to the additional position of Board Chairman, succeeding John Carter, who continues as a member of the Board and Chairman Emeritus, with Wayland R. Hicks continuing as Lead Independent Director.

Summary Results
($ in millions, except per share amounts)
	Quarter
	2Q20	1Q20	2Q19
Revenues	$439	$406	$474
Operating income (loss)	$8	$(8)	$19
Charges for legacy environmental matters, net(1)	—	1	1
Restructuring charges and other exit-related activities	5	—	1
Business development costs	1	—	—
Asset impairment charges	—	2	—
Adjusted operating income (loss)(2)(3)	$14	$(4)	$20
Net income (loss) attributable to SSI shareholders	$4	$(7)	$13
Net income (loss) from continuing operations attributable to SSI shareholders	$4	$(7)	$13
Adjusted net income (loss) from continuing operations attributable to SSI shareholders(2)	$9	$(5)	$14
Diluted earnings (loss) per share attributable to SSI shareholders	$0.14	$(0.25)	$0.46
Diluted earnings (loss) per share from continuing operations attributable to SSI shareholders	$0.14	$(0.26)	$0.46
Adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders(2)	$0.31	$(0.17)	$0.50
(1)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies. See Note 5 - Commitments and Contingencies, “Portland Harbor” and “Other Legacy Environmental Loss Contingencies” in the Notes to the Unaudited Condensed Consolidated Financial Statements in Part I, Item 1 of the Company’s 10-Q filed on April 2, 2020.

(2)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(3)	May not foot due to rounding.

Auto and Metals Recycling

Summary of Auto and Metals Recycling Results
($ in millions, except selling prices and data per ton)
	Quarter
	2Q20	1Q20	Change	2Q19	Change
Total revenues	$338	$313	8%	$386	(13)%

Ferrous revenues	$222	$192	16%	$257	(14)%
Ferrous volumes (LT, in thousands)	850	830	2%	858	(1)%
Avg. net ferrous sales prices ($/LT)(1)	$253	$221	14%	$287	(12)%

Nonferrous revenues	$88	$90	(2)%	$99	(12)%
Nonferrous volumes (pounds, in millions)(2)	113	132	(14)%	141	(20)%
Avg. net nonferrous sales prices ($/pound)(1)(2)	$0.55	$0.54	2%	$0.58	(5)%

Cars purchased (in thousands)	85	83	2%	89	(4)%

Operating income (loss)	$19	$(2)	NM	$22	(11)%
Operating income (loss) ($/LT)	$23	$(3)	NM	$25	(10)%

Adjusted operating income (loss)(3)	$20	$(1)	NM	$22	(9)%
Adjusted operating income (loss) ($/LT)	$23	$(1)	NM	$25	(9)%
NM = Not Meaningful
LT = Long Ton, which is equivalent to 2,240 pounds
(1)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(2)	Excludes platinum group metals (PGMs) in catalytic converters.
(3)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.

AMR achieved operating income in the second quarter of $19 million, or $23 per ferrous ton, a significant improvement from an operating loss of $2 million in the first quarter. After reaching multi-year lows in October, ferrous selling prices rose significantly through mid-January, before softening in February. On a sequential basis, average ferrous net selling prices at AMR were 14% higher, outpacing the rise in purchase costs for raw materials and lifting operating results by expanding metal spreads. In the higher price environment, supply flows improved despite the adverse impact of winter seasonality, leading to a 2% sequential increase in ferrous sales volumes. Nonferrous sales volumes were down 14% sequentially due primarily to the timing of shipments.

AMR’s sequential performance reflected benefits from increases in the price of platinum group metals (PGM) products, as well as benefits from productivity initiatives implemented during FY20 which led to a reduction in selling, general and administrative (SG&A) expense. Second quarter operating results also included a benefit from average inventory accounting of approximately $4 million compared to an adverse impact of $4 million in the first quarter of fiscal 2020 and an adverse impact of $1 million in the second quarter of fiscal 2019.

Export customers accounted for 68% of total ferrous sales volumes for the quarter. Ferrous and nonferrous products were shipped to 20 countries in the second quarter, with Bangladesh, Turkey and Thailand representing the top export destinations for ferrous shipments.

Cascade Steel and Scrap

Summary of Cascade Steel and Scrap Results
($ in millions, except selling prices)
	Quarter
	2Q20	1Q20	Change	2Q19	Change
Steel revenues	$86	$77	11%	$74	16%
Recycling revenues	19	17	10%	16	14%
Total segment revenues(1)	$104	$94	10%	$90	15%

Operating income	$4	$4	(17)%	$6	(39)%

Finished steel average net sales price ($/ST)(2)	$627	$643	(2)%	$737	(15)%
Finished steel sales volumes (ST, in thousands)	129	114	13%	94	37%

Rolling mill utilization	72%	85%	(15)%	76%	(5)%
ST = Short Ton, which is equivalent to 2,000 pounds
(1)	May not foot due to rounding
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.

CSS achieved operating income in the second quarter of $4 million, in-line sequentially. Operating results benefited from increased recycling margins, higher finished steel sales volumes and productivity initiatives. Finished steel sales volumes in the second quarter were 13% higher sequentially amid robust construction demand in our West Coast markets during the quarter and relatively mild winter weather. Recycling revenues were 10% higher sequentially primarily due to the higher scrap price environment. These benefits were more than offset by the adverse impact of $1 million associated with planned maintenance in the quarter and margin compression caused by the decrease in average net selling prices for finished steel products which outpaced the decrease in purchase costs of steel-making raw materials.

Corporate Items

In the second quarter of fiscal 2020, consolidated financial performance included Corporate expense of $10 million and adjusted Corporate expense of $9 million, compared to $9 million and $8 million, respectively, in the first quarter of fiscal 2020. The Company’s effective tax rate for the second quarter of fiscal 2020 was an expense of 28.2%.

The Company made significant progress in implementing the productivity initiatives announced in October 2019 targeting realized benefits of $15 million in fiscal 2020 and annualized benefits of $20 million. Consolidated results in the second quarter reflected an estimated $4 million of benefits from these measures, with total benefits achieved through the first six months of fiscal 2020 of approximately $6 million. In connection with ongoing productivity initiatives, the Company incurred restructuring charges and other exit-related costs of approximately $5 million in the quarter.

In the second quarter, the Company generated positive operating cash flow of $6 million. Total debt at the end of the second quarter was $142 million and debt, net of cash, was $132 million (for a reconciliation of adjusted results and debt, net of cash, to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section). Capital expenditures were $13 million, including investments for advanced metal recovery technologies and other growth projects.

The Company has a revolving credit facility of $700 million and CAD$15 million which matures in 2023. In order to preserve financial flexibility in light of current uncertainties resulting from the COVID-19 outbreak, the Company increased its borrowings under the revolving credit facility by $250 million, bringing its cash position to approximately $300 million as of April 1, 2020.

During the second quarter, the Company returned capital to shareholders through its 104th consecutive quarterly dividend and the repurchase of 53 thousand shares of Class A common stock in open market transactions pursuant to its existing share repurchase program.

Analysts’ Conference Call: Second Quarter of Fiscal 2020

A conference call and slide presentation to discuss results will be held today, April 2, 2020, at 11:30 a.m. Eastern and will be hosted by Tamara Lundgren, Chairman and Chief Executive Officer, and Richard Peach, Executive Vice President, Chief Financial Officer and Chief Strategy Officer. The call and the slides will be webcast and accessible on the Company’s website under Company > Investors > Event Calendar at www.schnitzersteel.com/events.

Summary financial data is provided in the following pages. The slides and related materials will be available prior to the call on the above website.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 51 stores which sell serviceable used auto parts from salvaged vehicles and receive approximately 5 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
($ in thousands)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	February 29, 2020	November 30, 2019	February 28, 2019	February 29, 2020	February 28, 2019
REVENUES:

Auto and Metals Recycling:
Ferrous revenues	$222,465	$192,472	$257,488	$414,937	$556,300
Nonferrous revenues	87,901	89,812	99,484	177,713	203,665
Retail and other revenues	27,303	30,473	29,093	57,776	62,512
Total Auto and Metals Recycling revenues	337,669	312,757	386,065	650,426	822,477

Cascade Steel and Scrap:
Steel revenues(1)	85,539	77,325	74,025	162,864	175,362
Recycling revenues	18,620	16,941	16,373	35,561	45,422
Total Cascade Steel and Scrap revenues	104,159	94,266	90,398	198,425	220,784
Intercompany sales eliminations	(2,346)	(1,439)	(2,898)	(3,785)	(5,676)
Total revenues	$439,482	$405,584	$473,565	$845,066	$1,037,585

OPERATING INCOME (LOSS):

AMR operating income (loss)	$19,304	$(2,432)	$21,741	$16,872	$44,758
CSS operating income	$3,524	$4,237	$5,768	$7,761	$17,686
Consolidated operating income (loss)	$7,691	$(7,910)	$19,036	$(219)	$41,725

Adjusted AMR operating income (loss)(2)	$19,688	$(852)	$21,741	$18,836	$44,821
CSS operating income	3,524	4,237	5,768	7,761	17,686
Adjusted segment operating income(2)	23,212	3,385	27,509	26,597	62,507
Adjusted corporate expense(2)	(9,198)	(8,017)	(7,398)	(17,215)	(19,132)
Intercompany eliminations	(36)	174	158	138	319
Adjusted operating income (loss)(2)	13,978	(4,458)	20,269	9,520	43,694
Charges for legacy environmental matters, net(3)	(451)	(1,293)	(697)	(1,744)	(1,168)
Restructuring charges and other exit-related activities	(4,633)	(467)	(536)	(5,100)	(738)
Business development costs	(801)	—	—	(801)	—
Asset impairment charges	(402)	(1,692)	—	(2,094)	(63)
Total operating income (loss)	$7,691	$(7,910)	$19,036	$(219)	$41,725
(1)	Steel revenues include primarily sales of finished steel products, semi-finished goods (billets) and manufacturing scrap.
(2)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(3)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies. See Note 5 - Commitments and Contingencies, “Portland Harbor” and “Other Legacy Environmental Loss Contingencies” in the Notes to the Unaudited Condensed Consolidated Financial Statements in Part I, Item 1 of the Company’s 10-Q filed on April 2, 2020.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	February 29, 2020	November 30, 2019	February 28, 2019	February 29, 2020	February 28, 2019
Revenues	$439,482	$405,584	$473,565	$845,066	$1,037,585
Cost of goods sold	380,520	364,760	414,688	745,280	904,820
Selling, general and administrative	46,426	46,774	39,489	93,200	90,908
(Income) from joint ventures	(190)	(199)	(184)	(389)	(669)
Asset impairment charges	402	1,692	—	2,094	63
Restructuring charges and other exit-related activities	4,633	467	536	5,100	738
Operating income (loss)	7,691	(7,910)	19,036	(219)	41,725
Interest expense	(1,320)	(1,423)	(2,067)	(2,743)	(3,973)
Other (expense) income, net	(98)	206	321	108	344
Income (loss) from continuing operations before income taxes	6,273	(9,127)	17,290	(2,854)	38,096
Income tax (expense) benefit	(1,770)	2,534	(3,855)	764	(7,971)
Income (loss) from continuing operations	4,503	(6,593)	13,435	(2,090)	30,125
Income (loss) from discontinued operations, net of tax	1	28	(138)	29	(210)
Net income (loss)	4,504	(6,565)	13,297	(2,061)	29,915
Net income attributable to noncontrolling interests	(621)	(430)	(405)	(1,051)	(835)
Net income (loss) attributable to SSI shareholders	$3,883	$(6,995)	$12,892	$(3,112)	$29,080
Basic:
Income (loss) per share from continuing operations attributable to SSI shareholders	$0.14	$(0.26)	$0.47	$(0.11)	$1.06
Income (loss) per share from discontinued operations	—	—	—	—	(0.01)
Net income (loss) per share attributable to SSI shareholders(1)	$0.14	$(0.25)	$0.47	$(0.11)	$1.05
Diluted:
Income (loss) per share from continuing operations attributable to SSI shareholders	$0.14	$(0.26)	$0.46	$(0.11)	$1.04
Income (loss) per share from discontinued operations	—	—	—	—	(0.01)
Net income (loss) per share attributable to SSI shareholders(1)	$0.14	$(0.25)	$0.46	$(0.11)	$1.03
Weighted average number of common shares:
Basic	27,721	27,515	27,630	27,618	27,568
Diluted	28,139	27,515	28,114	27,618	28,239
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.375	$0.375
(1)	May not foot due to rounding

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

			YTD
	1Q20	2Q20	2020
SSI Total Volumes(1)
Total ferrous volumes (LT, in thousands)	976	988	1,964
Total nonferrous volumes (pounds, in thousands)	144,176	124,342	268,518
Auto and Metals Recycling
Ferrous selling prices ($/LT)(2)
Domestic	$195	$243	$221
Export	$229	$257	$243
Average	$221	$253	$238
Ferrous sales volume (LT, in thousands)
Domestic	247	275	522
Export	583	576	1,159
Total(3)	830	850	1,680
Nonferrous average price ($/pound)(2)(4)	$0.54	$0.55	$0.54
Nonferrous sales volume (pounds, in thousands)(4)	131,501	112,765	244,266
Cars purchased (in thousands)(5)	83	85	168
Auto stores at period end	51	51	51
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(2)	$643	$627	$635
Sales volume (ST, in thousands)
Rebar	83	86	169
Coiled products	29	42	71
Merchant bar and other	1	1	2
Finished steel products sold(3)(7)	114	129	242
Rolling mill utilization(6)	85%	72%	79%
Tons for recycled ferrous metal are LT (Long Ton, which is equivalent to 2,240 pounds) and for finished steel products are ST (Short Ton, which is equivalent to 2,000 pounds).
(1)	Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	May not foot due to rounding.
(4)	Excludes PGM metals in catalytic converters.
(5)	Cars purchased by auto parts stores only.
(6)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.
(7)	The sum of quarterly amounts may not agree to full year equivalent due to rounding.

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

					Fiscal Year
	1Q19	2Q19	3Q19	4Q19	2019
SSI Total Volumes(1)
Total ferrous volumes (LT, in thousands)(2)	1,080	992	1,079	1,168	4,319
Total nonferrous volumes (pounds, in thousands)	166,977	154,571	169,912	175,874	667,334
Auto and Metals Recycling
Ferrous selling prices ($/LT)(3)
Domestic	$290	$286	$268	$232	$272
Export	$314	$288	$303	$281	$295
	$306	$287	$293	$270	$289
Ferrous sales volume (LT, in thousands)
Domestic	340	343	311	271	1,265
Export	579	515	627	754	2,475
	919	858	938	1,024	3,739
Nonferrous average price ($/pound)(3)(5)	$0.59	$0.58	$0.62	$0.56	$0.59
Nonferrous sales volume (pounds, in thousands)(5)	152,869	141,307	153,936	160,182	608,294
Cars purchased (in thousands)(6)	94	89	102	101	386
Auto stores at period end	51	51	51	51	51
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(3)	$747	$737	$703	$675	$713
Sales volume (ST, in thousands)
Rebar	81	59	91	100	331
Coiled products(7)	37	34	39	32	143
Merchant bar and other	—	—	—	3	3
Finished steel products sold(4)(7)	119	94	130	134	478
Rolling mill utilization(8)	87%	76%	98%	90%	88%
Tons for recycled ferrous metal are LT (Long Ton, which is equivalent to 2,240 pounds) and for finished steel products are ST (Short Ton, which is equivalent to 2,000 pounds).
(1)	Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(2)	Subsequent to the earnings release for the second quarter of fiscal 2019, total ferrous volumes for the second quarter of fiscal 2019 were revised to include an additional 35 thousand LT.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	May not foot due to rounding.
(5)	Excludes PGM metals in catalytic converters.
(6)	Cars purchased by auto parts stores only.
(7)	The sum of quarterly amounts may not agree to full year equivalent due to rounding.
(8)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(Unaudited)

	February 29, 2020	August 31, 2019
Assets
Current assets:
Cash and cash equivalents	$10,326	$12,377
Accounts receivable, net	158,767	145,617
Inventories	183,566	187,320
Other current assets	33,680	120,974
Total current assets	386,339	466,288
Property, plant and equipment, net	454,022	456,400
Operating lease right-of-use assets	121,573	—
Goodwill and other assets	235,313	238,058
Total assets	$1,197,247	$1,160,746

Liabilities and Equity
Current liabilities:
Short-term borrowings	$1,411	$1,321
Operating lease liabilities	18,152	—
Other current liabilities	163,195	266,909
Total current liabilities	182,758	268,230
Long-term debt, net of current maturities	140,521	103,775
Operating lease liabilities, net of current maturities	105,680	—
Other long-term liabilities	83,340	87,445
Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	680,651	696,964
Noncontrolling interests	4,297	4,332
Total equity	684,948	701,296
Total liabilities and equity	$1,197,247	$1,160,746

Non-GAAP Financial Measures

This press release contains performance based on adjusted net income and adjusted diluted earnings per share from continuing operations attributable to SSI shareholders and adjusted consolidated and AMR operating income as well as adjusted corporate expense which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that presenting these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for charges for legacy environmental matters, net of recoveries, asset impairment charges, restructuring charges and other exit-related activities, business development costs and the income tax expense (benefit) allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. Further, management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted consolidated operating income (loss), adjusted AMR operating income (loss) and adjusted corporate expense
($ in millions)	Quarter
	2Q20	1Q20	2Q19
Consolidated operating income (loss):
As reported	$8	$(8)	$19
Charges for legacy environmental matters, net(1)	—	1	1
Restructuring charges and other exit-related activities	5	—	1
Business development costs	1	—	—
Asset impairment charges	—	2	—
Adjusted(3)	$14	$(4)	$20

AMR operating income (loss):
As reported	$19	$(2)	$22
Asset impairment charges	—	2	—
Adjusted(3)	$20	$(1)	$22

Corporate expense:
As reported	$10	$9	$8
Charges for legacy environmental matters, net(1)	—	(1)	(1)
Business development costs	(1)
Asset impairment charges	—	—	—
Adjusted	$9	$8	$7

Reconciliation of adjusted net income (loss) from continuing operations attributable to SSI shareholders
($ in millions)	Quarter
	2Q20	1Q20	2Q19
Net income (loss) from continuing operations attributable to SSI shareholders	$4	$(7)	$13
Charges for legacy environmental matters, net(1)	—	1	1
Restructuring charges and other exit-related activities	5	—	1
Business development costs	1	—	—
Asset impairment charges	—	2	—
Income tax (benefit) expense allocated to adjustments(2)	(1)	(1)	—
Adjusted net income (loss) from continuing operations attributable to SSI shareholders(3)	$9	$(5)	$14
Reconciliation of diluted earnings (loss) per share from continuing operations attributable to SSI shareholders
($ per share)
	Quarter
	2Q20	1Q20	2Q19
Diluted earnings (loss) per share from continuing operations attributable to SSI shareholders	$0.14	$(0.26)	$0.46
Charges for legacy environmental matters, net(1)	0.02	0.05	0.02
Restructuring charges and other exit-related activities	0.16	0.02	0.02
Business development costs	0.03	—	—
Asset impairment charges	0.01	0.06	—
Income tax (benefit) expense allocated to adjustments(2)	(0.05)	(0.04)	(0.01)
Adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders(3)	$0.31	$(0.17)	$0.50
(1)

Legal and environmental charges for legacy environmental matters, net of recoveries. The prior year periods have been recast for comparability. Legacy environmental matters include charges (net of recoveries) related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies. See Note 5 - Commitments and Contingencies, “Portland Harbor” and “Other Legacy Environmental Loss Contingencies” in the Notes to the Unaudited Condensed Consolidated Financial Statements in Part I, Item 1 of the Company’s 10-Q filed on April 2, 2020.

(2)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted net income (loss) from continuing operations attributable to SSI shareholders and diluted earnings (loss) per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

(3)	May not foot due to rounding.
Reconciliation of debt, net of cash
($ in thousands)
	February 29, 2020	November 30, 2019	August 31, 2019
Short-term borrowings	$1,411	$1,431	$1,321
Long-term debt, net of current maturities	140,521	126,875	103,775
Total debt	141,932	128,306	105,096
Less: cash and cash equivalents	10,326	9,624	12,377
Total debt, net of cash	$131,606	$118,682	$92,719

Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; strategic direction or goals; targets; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the impact of pandemics, epidemics or other public health emergencies, such as the recent outbreak of coronavirus disease 2019 (COVID-19); the realization of deferred tax assets; planned capital expenditures; liquidity positions; our ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; changing conditions in global markets including the impact of sanctions and tariffs, quotas and other trade actions and import restrictions; the impact of pandemics, epidemics or other public health emergencies, such as the recent outbreak of coronavirus disease 2019 (COVID-19); volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; inability to achieve or sustain the benefits from productivity, cost savings and restructuring initiatives; inability to realize or delays in realizing expected benefits from investments in technology; inability to renew facility leases; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of consolidation in the steel industry; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; inability to obtain or renew business licenses and permits; compliance with climate change and greenhouse gas emission laws and regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com